Exhibit 99.1

WaveTech Group, Inc., an Innovative Battery Technology Company, to List on Nasdaq Through Business Combination with Welsbach Technology Metals Acquisition Corp.

●	WaveTech Group, Inc. has entered into a definitive business combination agreement with Welsbach Technology Metals Acquisition Corp; upon closing, the combined company will be listed on Nasdaq under the proposed new ticker WTG.
●	WaveTech is a technology company specializing in next-generation battery-enhancing technologies.
●	Pro forma enterprise value of the combined company is expected to be approximately $228 million with a cash balance exceeding $78 million, assuming no redemptions by WTMA shareholders and before deducting anticipated transaction expenses.
●	Net proceeds at closing will allow WaveTech to scale-up its Crystal Control Technology® (“CCT”) for lead acid batteries and to commercialize CCT’s application to other battery chemistries.
●	Business combination expected to be completed in the first quarter of 2023.

New York, NY, Oct. 31, 2022 (GLOBE NEWSWIRE) -- WaveTech Group, Inc. (“WaveTech” or the “Company”), a company with a core focus on innovative battery technologies, and Welsbach Technology Metals Acquisition Corp. (NASDAQ: WTMA) (“WTMA”), a publicly-traded special purpose acquisition company, announced today that they have entered into a definitive merger agreement (the “Merger Agreement”) for a proposed business combination (the “Transaction”). As a result of the Transaction, the combined company is expected to be renamed WaveTech Group, Inc. and remain listed on the Nasdaq Stock Market under the proposed ticker symbol WTG.

WaveTech and WTMA Highlights

WaveTech is a technology company specializing in next-generation battery-enhancing technologies. The Company is a Delaware corporation with operations in the U.S., Germany, Bulgaria and Turkey. The Transaction positions WaveTech to accelerate the commercialization and further development of its disruptive battery technologies, building on its patented Crystal Control Technology®.

WTMA believes the Transaction with WaveTech presents an opportunity to invest in a sector-disrupting and commercially-proven innovator in WTMA’s target industry sectors of technology metals and energy transition materials. WTMA’s management team is composed of professionals who have expertise in private equity investments, portfolio management, corporate restructuring, metals and mining, physical commodity trading, supply chain management and logistics.

Management and Governance

Following the close of the Transaction, the combined company will continue to be led by WaveTech founder, Mr. Dag A. Valand, as Chief Executive Officer and Chairman. Mr. Valand has an extensive background in the battery industry with over 25 years of international experience in facilitating technology applications across a range of energy and commercial sectors. Mr. Valand will be supported by a management team with extensive experience and a proven track record in the battery industry, encompassing battery research and development, manufacturing, technical sales and international project management.

“WTMA shares our vision to disrupt the energy storage space with our next-generation battery-enhancing technologies. Our Crystal Control Technology® provides a wide range of benefits, from improving overall performance, quality and costs, to reducing the overall carbon footprint, of energy storage systems. We are excited to enter into the Transaction and proud to partner with the WTMA team to bring our combined company to the capital markets.” said Mr. Valand, Chief Executive Officer and Founder of WaveTech, “We believe our proven technology is leading the way to disruptive innovation in a world powered by batteries.”

Daniel Mamadou, Chief Executive Officer and Director of WTMA, stated, “As an innovator in the energy solutions space, WaveTech can disrupt the energy storage sector with its innovative and commercially proven solutions, improving performance and quality, optimizing costs and reducing the carbon footprint associated with traditional battery storage solutions, and therefore making a significant positive contribution to the environment.”

Transaction Overview

The business combination values the combined entity at an estimated pro forma enterprise value of $228 million at close, assuming no redemptions by WTMA shareholders and before deducting anticipated transaction expenses.

The transaction includes an earn-out provision that would allow Qualified Stockholders (as defined in the Merger Agreement) of WaveTech to receive up to an additional 17.5 million shares if certain share price or financial targets are met: for 2023 ($12.50), 2024 ($15.00), by 2026 ($20.00) and by 2028 ($30.00) or, in the case of the 2023 and 2024 earn-outs, if certain revenue and EBITDARD targets are met: 3.75 million shares if 2023 audited revenue reaches $23.7 million and 2023 EBITDARD is equal to or better than $(350,000); 3.75 million shares if 2024 audited revenue reaches $54.8 million and 2024 EBITDARD reaches $16.9 million. All financial targets are subject to adjustment in the event of acquisitions.

All WaveTech stockholders will contribute 100% of their equity holdings in WaveTech into the new combined company.

The WaveTech and WTMA Boards of Directors have unanimously approved the Transaction, which is expected to be completed in the first quarter of 2023, subject to, among other things, regulatory approvals, the approval by WTMA’s stockholders, aggregate available cash following any WTMA shareholder redemptions and completion of planned financings by WaveTech and WTMA resulting in at least $25 million net cash at closing, as described in the Merger Agreement, and satisfaction or waiver of other customary closing conditions.

The Trust Account established by WTMA at the time of its initial public offering currently contains approximately $78 million. Proceeds from the Trust Account, following satisfaction of redemptions by WTMA shareholders and the payment of all expenses of the Transaction, are expected to provide proceeds to WaveTech at closing to pursue its business strategy and for general working capital purposes. After the closing, WaveTech stockholders are expected to retain a majority of the outstanding shares of the combined company and WaveTech will designate a majority of the members of the board of directors of the combined company.

Additional information about the Transaction, including copies of the Merger Agreement and related agreements, will be provided in a Current Report on Form 8-K to be filed by WTMA with the Securities and Exchange Commission (the “SEC”) and available at www.sec.gov. WTMA intends to file a registration statement, which will contain a proxy statement and a prospectus, with the SEC in connection with the Transaction.

Advisors

Pryor Cashman LLP is serving as legal advisor to WaveTech in connection with the Transaction.

Chardan is serving as M&A and capital markets advisor to WTMA in connection with the Transaction. Cooley LLP is serving as legal advisor to WTMA in connection with the Transaction.

About WaveTech

WaveTech is a technology company specializing in next-generation battery-enhancing technologies. WaveTech has a strong portfolio of technologies and a robust scientific foundation that allows the Company to substantially enhance all aspects of a battery’s life cycle; from production, use and maintenance, to its eventual recycling — improving overall performance, quality and costs. A perfect solution for energy storage applications. WaveTech is a Delaware corporation with operations in the U.S., Germany, Bulgaria and Turkey. To learn more, visit https://www.wavetech.com/.

About Welsbach Technology Metals Acquisition Corp.

WTMA is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While WTMA may pursue an acquisition in any business industry or sector, it intends to concentrate its efforts on targets in the technology metals and energy transition materials industry. WTMA is led by Chief Executive Officer Daniel Mamadou and Chief Operating Officer Chris Clower.

Forward Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” with respect to the proposed transaction between WaveTech and WTMA include statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of WaveTech. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of WTMA’s securities, (ii) the risk that the transaction may not be completed by WTMA’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by WTMA, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the shareholders of WTMA, the satisfaction of the minimum amount in the trust account following redemptions by WTMA’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the PIPE investment, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on WaveTech’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of WaveTech and potential difficulties in Company employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against WaveTech or against WTMA related to the Merger Agreement or the proposed transaction, (x) the ability to maintain the listing of WTMA’s securities on a national securities exchange, (xi) the price of WTMA’s securities may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which WTMA plans to operate or WaveTech operates, variations in operating performance across competitors, changes in laws and regulations affecting WTMA’s or WaveTech’s business, WaveTech’s inability to implement its business plan or meet or exceed its financial projections and changes in the combined capital structure, (xii) changes in general economic conditions, including as a result of the COVID-19 pandemic, and (xiii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the registration statement on Form S-4 discussed above, the proxy statement/prospectus and other documents filed or that may be filed by WTMA from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and WaveTech and WTMA assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither WaveTech nor WTMA gives any assurance that either WaveTech or WTMA, or the combined company, will achieve its expectations.

Important Information About the Proposed Transaction and Where to Find It

This press release relates to a proposed transaction between WaveTech and WTMA. This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of WaveTech, the combined company or WTMA, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. WTMA intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of WTMA, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all WTMA shareholders. WTMA also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of WTMA are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by WTMA through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

WTMA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from WTMA’s shareholders in connection with the proposed transaction. A list of the names of the directors and executive officers of WTMA and information regarding their interests in the business combination is set forth in WTMA’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 25, 2022. Additional information regarding the interests of such persons and other persons who may be deemed participants in the solicitation will be contained in the registration statement and the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

Contacts

WaveTech Group, Inc.

Dag A. Valand

Chief Executive Officer and Founder

contact@wavetech.com

Welsbach Technology Metals Acquisition Corp.

Daniel Mamadou
Chief Executive Officer
(510) 900-0242

4